                                       [LETTERHEAD]





                                       August 3, 1998               58640-0003

Jenkon International, Inc.
7600 N.E. 41st Street
Suite 350
Vancouver, Washington 98662

     Re:  Jenkon International, Inc. (the "Company") Registration
          Statement For Offering of Common Stock, $.001 Par
          Value ("Common Stock")

Gentlemen:

     At your request, we have examined the Registration Statement on Form SB-2, as amended, Registration No. 333-56023 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of (i) 1,210,000 shares of Common Stock for sale by the Company (the "Company Stock"), (ii) 290,000 shares of Common Stock for sale by certain selling stockholders (the "Selling Stockholder Stock"), (iii) up to 170,000 shares of Common Stock that may be sold by certain selling stockholders upon exercise of the underwriters' over-allotment option (the "Selling Stockholder Over-Allotment Stock"), and (iv) up to 55,000 shares of Common Stock that may be sold by the Company upon exercise of the underwriters' over-allotment option (the "Company Over-Allotment Stock"). We are familiar with the actions taken and proposed to be taken by the Company in connection with the authorization and proposed issuance and sale of the Company Stock. The Company Stock, the Company Over-Allotment Stock, the Selling Stockholder Stock and the Selling Stockholder Over-Allotment Stock are sometimes collectively referred to herein as the "Registered Stock."

     It is our opinion that when the Registration Statement has become effective under the Act, subject to said actions being duly taken and completed by you as now contemplated prior to the issuance of the Company Stock and the Company Over-Allotment Stock and subject to the appropriate qualification of the Registered Stock by the appropriate authorities of the various states in which the such Registered Stock will be sold, (i) the Company Stock and the Company Over-Allotment Stock will, upon the issuance and the sale thereof in the manner referred to in the Registration Statement, be legally issued, fully paid and non-assessable, (ii) the Selling Stockholder Stock and the Selling Stockholder Over-

Jenkon International, Inc.
August 3, 1998
Page 2


Allotment Stock will, upon the sale thereof in the manner referred to in the Registration Statement, be legally issued, fully-paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus which is a part thereof.

                                       Respectfully submitted,



                                  JEFFER, MANGELS, BUTLER & MARMARO LLP